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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 7, 2005

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Section 7—Regulation FD

Item 7.01—Regulation FD Disclosure

        On July 7, 2005, James E. Alexander, President and Chief Executive Officer of Isonics Corporation, was interviewed by Homeland Insights.com. The transcript of the interview that was published at Homeland Insights.com is set forth below.

        The following interview of Isonics Corporation may contain forward-looking statements regarding the company. Forward-looking statements describe plans or objectives for future operations, proposed products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Forward-looking statements discuss future events or conditions and not historical facts. You are cautioned not to rely unduly on forward-looking statements. They give the company's expectations about the future and are not guarantees or predictions of future events, conditions or results. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update them to reflect changes that occur after that date. Additional information concerning factors that could cause actual results to differ from those in the forward looking statements are set forth in the company's most recent filings with the Securities and Exchange Commission, including its Form 10-K, Form 10-Qs and Form 8-Ks.

Beginning of Transcript

        Hello, this is Astra Gomez for Homeland Insights, the online source for expert information on high-growth investing in the multi-billion dollar Homeland Security markets.

        Today HomelandInsights.com is featuring an interview with James Alexander, Chairman and CEO of Isonics Corporation. Isonics recently announced the first sales of its first-generation NeutroTest™ explosive detection device. Isonics' NeutroTest™ product is an advanced, hand held explosive detection device that uses a neutron-based scanning method to search for and identify the presence of concealed explosives in packages, suitcases and other containers. Isonics is developing NeutroTest™ with its technology partner, IUT-Berlin, a company that Isonics plans to acquire.

1.
Mr. Alexander, can you summarize the key details of the sale of the NeutroTest™ devices?

        Certainly. The announcement we made on June 30 referred to our debut commercial sales of our NeutroTest™ product. We delivered two of our first-generation NeutroTest™ units to a privately-held engineering company in Germany. The customer is IB Wallburg which is affiliated with BLM Geotest GmbH. We did not disclose the names originally because we did not believe they would be meaningful. This particular customer is expected to use NeutroTest™ to search for and evaluate the contents of unexploded military ordnance and other explosives.

2.
Why is this sale significant for Isonics from the perspective of business strategy?

        First, even though the number of units sold wasn't large, the sale serves as important proof-of-concept that the neutron-scanning technology can be implemented in a small, portable form-factor. Second, the actual in-field results, which the customer has agreed to share, will be valuable in our further marketing efforts. Also, we are pleased that we achieved our goal of selling the first units in the second calendar quarter of 2005, as we had projected some months ago in news releases.

3.
How are NeutroTest's™ capabilities different than other explosive detection products and technologies available today?

        The principle functionality of NeutroTest™ is its ability to essentially see into suitcases, packages or even hermetically sealed steel containers and obtain information regarding the chemical makeup of the contents inside. This is different than x-ray which looks for shapes and can infer something about the objects' density. This is different than so-called "sniffers" which need to collect molecules of the material to ascertain chemical composition.

        Additionally, other important differentiators of Isonics' NeutroTest™ are portability and speed. It weighs only a few pounds and can be easily carried by hand. That means NeutroTest™ can bring the screening device to the threat, rather than waiting for the threat to come of the device. NeutroTest™ works quickly—it takes only a fraction of the time necessary for some other technologies and products.

        We feel that there is a great opportunity worldwide with NeutroTest™ to fill an unmet need for a portable explosive detection device that can be carried anywhere by a first-responder and obtain results quickly.

4.
What sorts of customers specifically are you targeting for marketing of NeutroTest™? What is the cost of the device?

        We believe that NeutroTest™ will be a valuable tool for a range of first-responders and safety personnel around the world, including police departments, bomb squads, and any emergency units. Basically, we want to get NeutroTest™ into the hands of anyone who needs to evaluate a suspicious package or suitcase. We've identified a range of $30,000 to $50,000 per unit as list pricing for NeutroTest™, depending on specific needs of different customers. We believe our present outsourced assembly capacity is up to 100 units per month, but we have also been investigating our options for increasing that capacity.

5.
What are your next projected sales milestones for NeutroTest™? And what sort of rough idea of the size of the market for the device do you have?

        This first sale to the German company was an international sale. As we've said before, we hope to make our first U.S. sale of a NeutroTest™ device in the current calendar quarter ending September 30, 2005.. We've been working to obtain the necessary approvals from government regulatory bodies for sale of the NeutroTest™ device in the U.S. As we've said before, we plan to initially target about 1,500 government and commercial organizations in the U.S. And of course, we will continue our efforts to sell the device to international customers at the same time.

        HomelandInsights.com interviewer:    Thank you, Mr. Alexander. This has been an interview with James Alexander, CEO of Isonics Corporation.

        HomelandInsights.com is owned by Trilogy Capital Partners. Trilogy provides investor relations and other services to public companies. Some companies that are presented by HomelandInsights.com may be clients of Trilogy Capital Partners. Trilogy Capital Partners receives compensation from its clients for its services, which compensation may include equity securities. Trilogy and its affiliates may also separately own securities of these companies. For additional information about compensation arrangements between Trilogy and these companies, please visit Homelandinsights.com or trilogy-capital.com.

        End of Transcript

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of July 2005.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Section 7—Regulation FD
  Item 7.01—Regulation FD Disclosure
SIGNATURES